UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2025

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (512) 721-2900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 -- Entry into a Material Definitive Agreement.

On December 18, 2025, ABPCI Funding II LLC, formerly known as ABPCIC Funding IV LLC (the “Borrower”), a wholly-owned subsidiary of AB Private Credit Investors Corporation (the “Fund”), amended and restated the credit agreement establishing its revolving credit facility (the “Credit Facility”) with Natixis, New York Branch, as administrative agent, the lenders and each of the other parties thereto. In connection with the Credit Facility, the Borrower entered into, among other agreements, (i) the amended and restated credit agreement (the “Credit Agreement”) among the Borrower, the lenders referred to therein, Natixis, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator (in such capacity, the “Collateral Administrator”), and U.S. Bank National Association, as custodian (in such capacity, the “Custodian”), (ii) the amended and restated account control agreement (the “Account Control Agreement”) among the Borrower, as debtor, the Collateral Agent, as secured party, and the Custodian, as securities intermediary (in such capacity, the “Securities Intermediary”), (iii) the amended and restated collateral management agreement (the “Collateral Management Agreement”), between the Borrower and AB Private Credit Investors LLC, as collateral manager (in such capacity, the “Collateral Manager”), (iv) the amended and restated collateral administration agreement (the “Collateral Administration Agreement”), among the Borrower, the Collateral Manager and the Collateral Administrator, (v) the amended and restated master loan sale and contribution agreement (the “Transfer Agreement”) between the Fund, as seller, and the Borrower, as buyer and (vi) the amended and restated retention letter (the “Retention Letter”), between the Fund, as retention provider, and the Borrower.

Under the Credit Agreement, the Borrower may, until December 18, 2025, borrow (i) up to $216,000,000 Class A-D1 delayed draw term loans (the “Class A-D1 Loans”), (ii) up to $44,000,000 Class A-D2 delayed draw term loans (the “Class A-D2 Loans”) and (iii) up to $65,000,000 Class A-R revolving loans (the “Class A-R Loans”), which may converted to Class A-T term loans at the option of the Borrower during the commitment period. Borrowings under the Credit Agreement will bear interest at a per annum rate equal to the three-month standard overnight financing rate for the relevant interest period plus an applicable spread, which for the Class A-D1 Loans is 1.51% per annum, the Class A-D2 Loans is 1.84% per annum and the Class A-R Loans is 1.57% per annum. Interest is payable quarterly in arrears. Any amounts borrowed under the Credit Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on the earlier of (i) December 18, 2036 or (ii) upon certain other events which result in accelerated maturity under the Credit Facility. Borrowing under the Credit Facility is subject to certain restrictions contained in the Investment Company Act of 1940, as amended.

Borrowings under the Credit Agreement are secured by all of the assets held by the Borrower. Pursuant to the Collateral Management Agreement, the Collateral Manager will perform certain duties with respect to the purchase and management of the assets securing the Credit Facility. The Collateral Manager has elected to waive any fees that would otherwise be payable under the Credit Agreement and the Collateral Management Agreement. The Borrower will reimburse the expenses incurred by the Collateral Manager in the performance of its obligations under the Collateral Management Agreement other than any ordinary overhead expenses, which shall not be reimbursed. The Borrower has made customary representations and warranties under the Collateral Management Agreement and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.

All of the accounts holding collateral pledged to the lenders by the Borrower under the Credit Agreement are held in the custody of the Securities Intermediary under the Control Agreement. The Collateral Administrator will maintain and perform certain collateral administration services with respect to the collateral pursuant to the Collateral Administration Agreement. As compensation for the services rendered by the Collateral Administrator, the Borrower will pay the Collateral Administrator, on a quarterly basis, customary fee amounts and reimburse the Collateral Administrator for its reasonable out-of-pocket expenses. The Collateral Administration Agreement and the obligations of the Collateral Administrator will continue until the earlier of (i) the liquidation of the collateral and the final distribution of the proceeds of such liquidation, (ii) the date on which all obligations have been paid in full or (iii) the termination of the Collateral Management Agreement.

The Fund has contributed and/or sold certain assets to the Borrower pursuant to the Transfer Agreement, and the Fund expects to continue to contribute and/or sell assets to the Borrower pursuant to the Transfer Agreement from time to time in the future. The Fund may, but shall not be required to, repurchase and/or substitute certain assets previously transferred to the Borrower subject to the conditions specified in the Transfer Agreement and the Credit Agreement.

Pursuant to the Retention Letter, the Fund, in its capacity as Retention Provider, agreed to, among other things, directly retain as originator for the purposes of the EU securitization regulation (as defined in the Credit Agreement) and the UK securitization framework (as defined in the Credit Agreement), on an ongoing basis, a material net economic interest in the Credit Facility which, in any event, will not be less than 5% of the nominal value of the collateral for the Credit Facility. The Retention Provider intends to retain this interest in the form of membership interests in the Borrower.

The Fund incurred certain customary fees, costs and expenses in connection with the closing of the Credit Agreement.

The foregoing descriptions of the Credit Agreement, the Account Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, the Transfer Agreement and the Retention Letter do not purport to be complete and are qualified in their entirety by the full text of each of the Credit Agreement, the Account Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement and the Transfer Agreement, which are attached hereto as exhibits, and are incorporated herein by reference.

Item 2.03 -- Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 -- Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of December 18, 2025, among ABPCI Funding II LLC, as borrower, the lenders referred to therein, Natixis, New York Branch, as administrative agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator and U.S. Bank National Association as custodian.

10.2	Amended and Restated Master Loan Sale and Contribution Agreement, dated as of December 18, 2025, by and between AB Private Credit Investors Corporation, as seller, and ABPCI Funding II LLC, as buyer.

10.3*	Amended and Restated Account Control Agreement, dated as of December 18, 2025, among ABPCI Funding II LLC, as debtor, U.S. Bank Trust Company, National Association, as collateral agent and the secured party and U.S. Bank National Association, as securities intermediary.

10.4	Amended and Restated Collateral Management Agreement, dated as of December 18, 2025, by and between ABPCI Funding II LLC, as borrower, and AB Private Credit Investors LLC, as collateral manager.

10.5	Amended and Restated Collateral Administration Agreement, dated as of December 18, 2025, among ABPCI Funding II LLC, AB Private Credit Investors LLC, as collateral manager, and U.S. Bank Trust Company, National Association, as collateral administrator.

10.6	Amended and Restated Retention Letter, dated as of December 18, 2025, by and between AB Private Credit Investors Corporation, as retention provider, and ABPCI Funding II LLC, as borrower.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*

Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2025	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Leon Hirth
Leon Hirth
Secretary